UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2021

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

77/7 Al Farabi Ave., “Esentai Tower” BC, Floor 7, Almaty, Kazakhstan 050040
(Address of principal executive offices) (Zip Code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2021, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Freedom Holding Corp (the “Company”), the Board approved an increase in the annual compensation package of the Company’s President, Askar Tashtitov and the Company’s Chief Financial Officer, Evgeniy Ler.

Annual Salary

Commencing on March 1, 2021, the annual net salary of each of Mr. Tashtitov and Mr. Ler will increase to $300,000. Consistent with tax regulation in Kazakhstan, all salary-related taxes and dues are the legal responsibility of the employer.

Incentive Compensation

Based on achievement during the Company’s 2022 fiscal year, (which will begin April 1, 2021, and end March 31, 2022), of performance metrics to be approved by the Compensation Committee, Mr. Tashtitov and Mr. Ler will be eligible to receive incentive compensation consisting of cash and/or short-term equity compensation, up to a maximum amount of $400,000 and $300,000, respectively, and long-term equity incentive, up to a maximum amount of $300,000 and $300,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: February 19, 2021	By:	/s/ Timur Turlov
Timur Turlov
Chief Executive Officer